UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the Report:  March 15, 2007

Commission file number 0-16182

AXSYS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-1962029
(State or other jurisdiction of incorporation or organization)	I.R.S Employer Identification Number

175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut	06067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 257-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2007, Axsys Technologies, Inc. entered into Agreements of Sale (the “Agreements”) with The Hampshire Generational Fund LLC to sell its 78,000 square feet building located in Nashua, New Hampshire for $6,405,000 and its 120,000 square feet building located in Cullman, Alabama for $3,695,000. In connection with these Agreements, Axsys will enter into 15 year operating leases with monthly rental payments of $39,000 for the Nashua, New Hampshire building and $25,500 for the Cullman, Alabama building. These sales are expected to close, subject to the satisfaction or wavier of customary closing conditions, including, without limitation, the completion by the buyer of due diligence, on or about May 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  March 19, 2007

AXSYS TECHNOLOGIES, INC.
(Registrant)

By:	/s/ David A. Almeida
David A. Almeida
Chief Financial Officer